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                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                      9.65% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                      OF
                              BFC CAPITAL TRUST I
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                             BANCFIRST CORPORATION

          This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
     (i) certificates for the Trust's (as defined below) 9.65% Capital Securities, Series A (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:
                             The Bank Of New York

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
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     BY HAND OR OVERNIGHT DELIVERY:              FACSIMILE TRANSMISSIONS:       BY REGISTERED OR CERTIFIED MAIL:
     -----------------------------                                              -------------------------------
                                               (Eligible Institutions Only)
        The Bank of New York                          (212) 571-3080                    The Bank of New York
         101 Barclay Street                                                             101 Barclay Street, 7E
Corporate Trust Services Window                   CONFIRM BY TELEPHONE              New York, New York 10286
          Ground Level                         OR FOR INFORMATION CALL:        Attention:  Reorganization Department,
     New York, New York 10286                         (212) 815-4997                       George Johnson
Attention:  Reorganization Department,
          George Johnson
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          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed
     Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

          THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


     Ladies and Gentlemen:

          The undersigned hereby tenders to BFC Capital Trust I, a Delaware business trust (the "Trust") and to BancFirst Corporation, an Oklahoma Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated July 7, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"),

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and the related Letter of Transmittal (which together constitute the "Exchange
Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Procedures for Tendering Old Capital Securities."

Aggregate Principal Amount                    Name(s) of Registered Holder(s):
Amount Tendered: $_____________________       __________________________________

Certificate No(s) (if available):______       Addresses(es):
                                              __________________________________
_______________________________________       __________________________________

                                              Area Code and Telephone Number(s):
If Old Capital Securities will be             __________________________________
tendered by book-entry transfer,
provide the following information:            Signature(s):_____________________

DTC Account Number:____________________       __________________________________

Date:__________________________________

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

__________________________________           ___________________________________
         Name of Firm                                Authorized Signature

__________________________________           ___________________________________
            Address                                  Title

__________________________________           ___________________________________
           Zip Code                                  (Please Type or Print)

Area Code and Telephone No. __________       Dated: ________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS FORM. CERTIFICATES FOR OLD CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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